UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
7.01	Regulation FD Disclosure
9.01	Financial Statements and Exhibits

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SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01        Regulation FD Disclosure

Uranium Energy Corp. (the "Company") has announced that it dismisses as groundless allegations in a local lawsuit apparently filed this week in Victoria County, Texas; the Company has not yet been served. The lawsuit was filed in U. S. District Court by Goliad County and an individual landowner, and alleges infractions of the Safe Drinking Water Act nearby to areas where the Company is currently drilling. The allegations have previously been investigated and found to be without merit by the Texas Railroad Commission, the senior regulatory agency overseeing uranium exploration efforts in the state.

Uranium Energy Corp today dismissed as groundless allegations in a local lawsuit apparently filed this week in Victoria County, Texas; the Company has not yet been served. The lawsuit was filed in U.S. District Court by Goliad County and an individual landowner and alleges infractions of the Safe Drinking Water Act nearby to areas where the Company is currently drilling. The allegations have previously been investigated and found to be without merit by the Texas Railroad Commission, the senior regulatory agency overseeing uranium exploration efforts in the state.

In a September 2007 letter to the Goliad County Groundwater District, the Texas Railroad Commission said, "...the agency's investigation of your complaint has not revealed any practice or activity at UEC's Uranium Exploration Permit 123 that is out of compliance...We consider this investigation to be closed." In addition, the Company's Goliad project has been inspected by the state agency on a monthly basis since the close of the investigation, and no violations have been found.

As the state agency noted in an April 2007 letter to the County's attorney, the agency hydrologist "...concluded from the available information that no ground-water contamination has occurred as a result of the drilling activities." The state agency concluded its letter by noting that "[t]o date, the Commission's investigation of your complaint has not revealed any practice or activity within the approved permit area that has adversely affected the wells identified in your complaint or the related aquifer, or is out of compliance with Texas Uranium Mining Regulations...."

Uranium Energy Corp has assembled one of the most skilled and experienced teams of experts in the industry, and the Company is dedicated to meeting or exceeding every applicable environmental standard.

This case will not hamper the current exploration work. Current programs are approved and administered solely under the jurisdiction of the Texas Railroad Commission.

The lawsuit, which was commenced by the filing of the plaintiffs' Original Complaint on or about March 17, 2008, follows on a notice of intent to file litigation issued by counsel for Goliad County which was disclosed in the Company's current report filed with the Securities and Exchange Commission on Form 8-K on March 3, 2008. The plaintiffs have requested that the Court grant the following relief: (a) that the Court exercise jurisdiction over the lawsuit; (b) an order enjoining the Company from further exploration activities in the Weesatche Project in Goliad County; (c) an order requiring the Company to clean up the alleged contamination of the aquifer; (d) an order enjoining initiation of the aquifer exemption process until the Company has cleaned up the alleged contamination; (e) an order prohibiting the Company from using any water quality data for purposes of establishing baseline water quality if such data was collected after initiation of mining activity (although the Company has not commenced any mining activity); (f) an order granting Goliad County payment of its expert fees incurred in the prosecution of the lawsuit; (g) an order granting Goliad County payment of its attorney fees; and (h) such additional relief as the Court may deem just, proper and equitable, including an award of reasonable attorneys' fees, expenses and costs.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
99.1	New release dated March 19, 2008, entitled "Uranium Energy Corp Rejects Claims in Local Lawsuit"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: March 20, 2008.	By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director

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